Exhibit 99.1

NEWS RELEASE

Media Contacts:
Alliance Data
Tiffany Louder – Investor Relations
214-494-3048
tiffany.louder@alliancedata.com

Steve Balet
FTI Consulting
212-850-5721
alliancedata@fticonsulting.com

Shelley Whiddon – Media
214-494-3811
shelley.whiddon@alliancedata.com
Adorama Megan Linebarger 617-480-3674 megan@zazilmediagroup.com

ALLIANCE DATA LAUNCHES NEW PRIVATE LABEL CREDIT CARD PROGRAM FOR
PHOTOGRAPHY AND ELECTRONICS ONLINE RETAILER ADORAMA
Credit Program to Provide a Seamless Customer Experience and Increased Buying Power for Photo,
Video and Consumer Electronics Enthusiasts

PLANO, TX – Jan. 18, 2018 – Alliance Data Systems Corporation (NYSE: ADS), a leading global provider of data-driven marketing and loyalty solutions, today announced its Columbus, Ohio-based card services business, a premier provider of branded private label, co-brand and business credit card programs, has launched a new private label credit card program for Adorama (www.adorama.com). Adorama has grown from its flagship NYC store to become a leading online destination for photography, imaging, and consumer electronics. Adorama is a rapidly growing, full-service destination offering professional photography and video gear, pro audio equipment, and consumer electronics such as home theaters, mobile computing, home office equipment and more.

With this new credit card program, Alliance Data will offer photo and video professionals flexibility with their purchasing power to grow their businesses while helping hobbyist photographers and electronics enthusiasts alike to upgrade their equipment. Using customer lifecycle marketing to drive relevant and timely messages, Alliance Data's marketing efforts across all channels will increase brand loyalty and drive top-line sales. In addition, Adorama will have access to Alliance Data's marketing and data toolset to gain additional customer insights.

Alliance Data's portfolio of brand partners in the online retail space continues to increase with the growth of the segment. According to historical data from the U.S. Department of Labor and internal Alliance Data analyses, the e-commerce category is expected to grow by approximately 15 percent over the next five years.

"The Adorama customer is a smart and savvy shopper who expects superior customer service and support, which we provide at a level unmatched in the industry," said Lev Peker, chief marketing officer of Adorama. "We value Alliance Data's industry expertise, deep understanding of the competitive retail environment, and ability to customize a program that meets the unique needs of our customers. We look forward to working with Alliance Data to help us keep the Adorama brand top-of-mind among our most loyal customers, and to drive sales and long-term customer relationships with everyone who loves photography and electronics."

"Adorama is the premier retail destination for imaging, audio and consumer electronics, and this is a tremendous opportunity for Alliance Data to partner with a brand that is focused on building strong relationships with its customers by understanding how they like to shop," said Melisa Miller, president of Alliance Data's card services business. "We look forward to collaborating closely with this industry leader to help them develop deep connections with their customers, drive long-term loyalty, grow sales, and give their valued customers more choices and more reasons to shop frequently."

About Adorama
Adorama is more than a camera store – it's one of the world's largest photography, video, audio and computer retailers. Serving customers for more than 40 years, Adorama has grown from its flagship NYC store to include the leading online destination for imaging and consumer electronics. Adorama's vast product offerings encompass home entertainment, mobile computing, and professional video and audio, while its services include an in-house photo lab, AdoramaPix; resources and gear for photographers, filmmakers, production studios, broadcasting and post houses, and recording artists through Adorama Business Solutions; pro equipment rental at Adorama Rental Company; and the award-winning Adorama Learning Center, which offers free creative education in online channels such as the popular AdoramaTV.

Adorama has been listed as Forbes.com's "Best of the Web," Internet Retailers Top 100, and in Consumer Reports as one of the top five leading Photography and Electronic Retailers /a leading Photography & Electronic Retailer. Visit ADORAMA at https://www.adorama.com.

About Alliance Data's card services business
Alliance Data's card services business is a leading provider of tailored marketing and loyalty solutions, delivered through branded credit programs that drive more profitable relationships between our brand partners and their cardmembers. We offer private label, co-brand, and business card products to many of the world's most recognizable brands across a multitude of channels.

We uphold our Know more. Sell more.® promise by leveraging unmatched customer insights, advanced analytics, and broad-reaching innovative capabilities. It's how we deliver increased sales to our partners, build enduring loyalty to their brands, and provide more value to our cardmembers. Alliance Data's card services business is a proud part of the Alliance Data enterprise. To learn more, visit KnowMoreSellMore.com or follow us on Twitter @Know_SellMore.

About Alliance Data
Alliance Data® (NYSE: ADS) is a leading global provider of data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today's most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and emerging technologies. An S&P 500 and Fortune 500 company headquartered in Plano, Texas, Alliance Data consists of three businesses that together employ approximately 20,000 associates at more than 100 locations worldwide.

Alliance Data's card services business is a leading provider of marketing-driven branded credit card programs. Epsilon® is a leading provider of multichannel, data-driven technologies and marketing services, and also includes Conversant®, a leader in personalized digital marketing. LoyaltyOne® owns and operates the AIR MILES® Reward Program, Canada's most recognized loyalty program, and Netherlands-based BrandLoyalty, a global provider of tailor-made loyalty programs for grocers.

Follow Alliance Data on Twitter, Facebook, LinkedIn, Instagram and YouTube.

Forward Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as "believe," "expect," "anticipate," "estimate," "intend," "project," "plan," "likely," "may," "should" or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements.

We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. These risks and uncertainties include, but are not limited to, factors set forth in the Risk Factors section in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K.

Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

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